Exhibit 10.14

FIRST AMENDMENT TO SIXTH AMENDED

AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (herein called this “First Amendment”), dated as of November 27, 2019 (the “Effective Date”), is entered into by and among W&T OFFSHORE, INC., a Texas corporation, as the borrower (the “Borrower”), the Guarantor Subsidiaries party hereto, the various financial institutions parties hereto, as Lenders, TORONTO DOMINION (TEXAS) LLC, individually and as agent (in such capacity together with any successors thereto, the “Administrative Agent”) for the Lenders, and the issuers of letters of credit parties hereto, as issuers (collectively, the “Issuers”).

WITNESSETH

WHEREAS, the Borrower, the lenders party thereto (collectively, the “Lenders”), the Administrative Agent, the Issuers and the other parties thereto have heretofore executed that certain Sixth Amended and Restated Credit Agreement, dated as of October 18, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto hereby further intend to amend certain provisions of the Credit Agreement, in each case on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the undersigned hereby agree as follows:

1.     Definitions. Capitalized terms used herein (including in the Recitals hereto) but not defined herein, shall have the meanings as given them in the Credit Agreement, unless the context otherwise requires.

2.     Amendments to Credit Agreement. Effective as of the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as set forth on Exhibit A attached hereto such that all of the newly inserted and underscored provisions and any formatting changes reflected therein shall be deemed inserted or made, as applicable, and all of the stricken provisions shall be deemed to be deleted therefrom. Schedules and Exhibits to the Credit Agreement shall remain as in effect under the Credit Agreement prior to the First Amendment Effective Date.

3.     Representations and Warranties. The Borrower hereby represents and warrants that after giving effect hereto:

(a)     the representations and warranties of the Borrower and its Restricted Persons contained in the Loan Documents (as amended hereby) are true and correct in all material respects (unless such representation or warranty is qualified by materiality, in which event such representation or warranty shall be true and correct in all respects) on and as of the First Amendment Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date (unless such representation or warranty is qualified by materiality, in which event such representation or warranty is true and correct in all respects as of such earlier date);

(b)     the execution, delivery and performance by the Borrower and its Restricted Persons of this First Amendment are within their corporate or limited liability company powers, have been duly authorized by all necessary action, require, in respect of any of them, no action by or in respect of, or filing with, any governmental authority which has not been performed or obtained and do not contravene, or constitute a default under, any provision of Law or regulation or the articles of incorporation or the bylaws of any of them or any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or its Restricted Persons or result in the creation or imposition of any Lien on any asset of any of them except as contemplated by the Loan Documents other than, in each case, as would not reasonably be expected to cause or result in a Material Adverse Change;

(c)     the execution, delivery and performance by the Borrower and its Restricted Persons of this First Amendment constitutes the legal, valid and binding obligation of each of them enforceable against them in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to enforcement of creditors’ rights; and

(d)     no Default or Event of Default has occurred and is continuing.

4.     Subsidiaries. Schedule 1 attached hereto sets forth, as of the date hereof, each Subsidiary of Borrower and identifies whether or not such Subsidiary is an Excluded Subsidiary (including pursuant to a specific clause of the definition of Excluded Subsidiary) and identifies the Investment Percentage owned in such Person.

5.     Redetermination of Borrowing Base. The Borrower and the Lenders hereby agree that effective as of the date hereof, the Borrowing Base shall be equal to $250,000,000 until such time as the Borrowing Base is redetermined or otherwise adjusted pursuant to the terms of the Credit Agreement.

6.     Conditions to Effectiveness of Amendments. The amendments in Section 2 of this First Amendment shall each be effective on the date on which all of the following conditions in this Section 6 of this First Amendment are satisfied (such date, the “First Amendment Effective Date”).

(a)     The Administrative Agent shall have received counterparts of this First Amendment duly executed by the Borrower, the Guarantor Subsidiaries, the Administrative Agent and the Required Lenders.

(b)     The Administrative Agent shall have received a customary opinion of Vinson & Elkins LLP, counsel for the Borrower in form and substance reasonably satisfactory to the Administrative Agent, subject to customary exceptions and qualifications.

(c)     The Administrative Agent shall have received all fees and expenses to the extent invoiced at least one (1) Business Day prior to the First Amendment Effective Date.

(d)     Substantially concurrently with the First Amendment Effective Date (but no later than 90 days after the date of this First Amendment) the Borrower or any of its Restricted Subsidiaries (as defined in the Credit Agreement, as amended by this First Amendment) shall sell certain assets acquired by the Borrower or such Restricted Subsidiary from ExxonMobil to a newly formed Subsidiary which shall be designated as an Unrestricted Subsidiary (as defined in the Credit Agreement, as amended by this First Amendment), the Borrower or such Restricted Subsidiary shall have received Net Cash Proceeds for such sale in an amount of at least $100,000,000 and the Borrower shall prepay, or cause to be prepaid, the outstanding Loans at such time in an amount of at least $100,000,000 (or if a lesser amount is then outstanding, such lesser amount) of the Net Cash Proceeds received from such sale (the transactions described in this Section 6, the “Mobile Bay Transactions”).

7.     Ratification: Loan Document. This First Amendment shall be deemed to be an amendment to the Credit Agreement effective as of the dates set forth herein, and the Credit Agreement, as hereby and by the First Amendment amended, is hereby ratified, approved and confirmed in each and every respect. The Borrower and each Guarantor Subsidiary hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the Loan Documents (including, without limitation, all Security Documents) to which it is a party. All references to the Credit Agreement in any Loan Document or in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as hereby amended. This First Amendment is a Loan Document.

8.     Costs And Expenses. As provided in Section 10.4 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses incurred by or on behalf of the Administrative Agent (including attorneys’ fees, consultants’ fees and engineering fees, travel costs and miscellaneous expenses) in connection with this First Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Administrative Agent in connection with this First Amendment.

9.     GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

10.     Severability. If any term or provision of this First Amendment shall be determined to be illegal or unenforceable all other terms and provisions of this First Amendment shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

11.     Counterparts. This First Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement. Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

12.     Successors and Assigns. This First Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender Party hereunder, to the benefit of each Lender Party and its successors, transferees and assigns.

13.     No Waiver. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this First Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

W&T OFFSHORE, INC.

By:     /s/ Janet Yang

Name: Janet Yang

Title: Executive Vice President and Chief Financial Officer

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:     /s/ Katherine Hawara

Name: Katherine Hawara

Title: Authorized Signatory

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as Lender and Issuer

By:     /s/ Katherine Hawara

Name: Katherine Hawara

Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as Lender

By:     /s/ Kevin Newman

Name: Kevin Newman

Title: Authorized Signatory

NATIXIS, NEW YORK BRANCH, as Lender

By:     /s/ Vikram Nath

Name: Vikram Nath

Title: Director

By:     /s/ Brian O’Keefe

Name: Brian O’Keefe

Title: Vice President

SOCIÉTÉ GENERALE, as Lender

By:     /s/ Hallie Ransone

Name: Hallie Ransone

Title: Director

SOCIÉTÉ GENERALE, as Issuer

By:     /s/ Hallie Ransone

Name: Hallie Ransone

Title: Director

ZIONS BANCORPORATION, N.A. DBA AMEGY BANK, as Lender

By:     /s/ John Moffitt

Name: John Moffitt

Title: Vice President

By:     /s/ Patricia Smolik

Name: Patricia (Patty) Smolik

Title: Assistant Vice President

ABN AMRO CAPITAL USA LLC, as Lender

By:     /s/ Darrell Holley

Name: Darrell Holley

Title: Managing Director

By:     /s/ Beth Johnson

Name: Beth Johnson

Title: Executive Director

ACKNOWLEDGED AND ACCEPTED BY:

W & T ENERGY VI, LLC

By:     /s/ Janet Yang

Name: Janet Yang

Title: Executive Vice President and Chief Financial Officer

W & T ENERGY VII, LLC

By:     /s/ Janet Yang

Name: Janet Yang

Title: Executive Vice President and Chief Financial Officer